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Exhibit 10.15

Amendment to Second Amended and Restated
1991 Stock Option Plan

    The Health Net, Inc. Second Amended and Restated 1991 Stock Option Plan (the "1991 Plan") was amended on December 18, 2000 to delete paragraph 8 of the 1991 Plan in its entirety and to replace it with the following new paragraph 8:

"8. ACCELERATION OF OPTIONS AND RESTRICTED SHARES.

    Notwithstanding any contrary waiting period or installment period in any Stock Option Agreement or any Restriction Period in any Restricted Shares Agreement or in the Restated 1991 Plan, each outstanding Option granted under the Restated 1991 Plan shall, except as otherwise provided in the applicable Stock Option Agreement, become exercisable in full for the aggregate number of shares covered thereby, and each Restricted Share, except as otherwise provided in the Restricted Shares Agreement, shall vest unconditionally, in the event (i) the Company shall consummate (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock are converted into cash, securities or other property, other than a Merger, or (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (c) the liquidation or dissolution of the Company, or (ii) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company or any Subsidiary) (A) shall purchase any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, and (B) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire the Company's securities), or (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, or (iv) there occurs such other transactions involving a significant issuance of voting stock or change in the composition of the Board that the Board determines to be an accelerating event under this paragraph 8. Any transaction referred to in the foregoing clause (i) is herein called a Consummated Transaction, any purchase pursuant to a tender offer or exchange offer or otherwise as described in the foregoing clause (ii) is herein called a Control Purchase, the cessation of individuals constituting a majority of the Board as described in the foregoing clause (iii) is herein called a Board Change and such other transactions as described in the foregoing clause (iv) is herein called an "Other Accelerating Event". The Stock Option Agreement and Restricted Shares Agreement evidencing Options or Restricted Shares granted under the Restated 1991 Plan may contain such provisions limiting the acceleration of the exercisability of Options and the acceleration of the vesting of Restricted Shares as provided in this paragraph 8 as the Committee deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto in effect at the time of such acceleration, will not apply to any stock, cash or other property received by the Holder from the Company."

    The 1991 Plan was hereby further amended to delete all references to "Approved Transaction" in the 1991 Plan and to replace all such references with "Consummated Transaction."

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Exhibit 10.15
Amendment to Second Amended and Restated 1991 Stock Option Plan